UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2006

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Velocity Way,

Foster City, California 94404

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 27, 2006, Electronics for Imaging, Inc., a Delaware corporation (“EFI”), Electronics For Imaging, International, a wholly owned subsidiary of EFI organized under the laws of the Cayman Islands (“Purchaser”), Jetrion, LLC, a Michigan limited liability company (“Jetrion”), and Flint Group North America Corporation, a Michigan corporation (“Seller”), entered into an Equity Purchase Agreement, dated as of September 27, 2006 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, Purchaser will acquire all of the equity securities of Jetrion from Seller (the “Acquisition”) for approximately $40 million in cash, subject to adjustment. The Acquisition is subject to customary closing conditions and is expected to close in the fourth quarter of 2006. The above description of the Purchase Agreement is a summary of thereof and does not purport to be complete, and is qualified in its entirety by reference to such agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2006.

Item 7.01.	Regulation FD Disclosure.

In a press release dated September 27, 2006, EFI announced the execution of the Purchase Agreement relating to the acquisition of Jetrion. The full text of the press release is furnished as Exhibit 99.01 and is incorporated herein by reference.

The information in this Item 7.01, including information incorporated herein by reference, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this item, including information incorporated herein by reference, shall not be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.01	Press Release dated September 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 27, 2006	ELECTRONICS FOR IMAGING, INC.

	By:	/s/ JOHN RITCHIE

	Name:	John Ritchie
	Title:	Chief Financial Officer

Exhibit No.	Description

99.01	Press Release dated September 27, 2006.